Exhibit 5.1

From :	Leonard Ching	DID :	+65 6890 7730
leonard.ching@allenandgledhill.com		Fax :	+65 6302 3111

Our reference	:	LCTP/1020002153	22 March 2021
Your reference	:

Karooooo Ltd. 10 Anson Road #12-14 International Plaza Singapore 079903 Board of Directors of Karooooo Ltd.

Dear Sirs

KAROOOOO LTD. (THE “COMPANY”) – REGISTRATION STATEMENT ON FORM F-1 OF THE COMPANY

1.	We have acted as Singapore legal counsel to the Company in connection with the Offering (as defined below) and we refer to the Registration Statement on Form F-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the public offering (“Offering”) of (a) 2,500,000 ordinary shares in the capital of the Company (“Shares”) being offered by the Company (“New Shares”), (b) 1,500,000 Shares being offered by the selling shareholder identified in the Registration Statement (the “Selling Shareholder”) (the “Selling Shareholder Shares”) and (c) up to 600,000 Shares which may be purchased by the Underwriters (as defined below) pursuant to an option to purchase additional Shares granted by the Company (the “Company Option Shares”), pursuant to the Underwriting Agreement (as defined below). The Selling Shareholder Shares comprise Shares issued and existing as at the date of this opinion. We have taken instructions solely from the Company. This opinion is being rendered solely to the Company in connection with the filing of the Registration Statement.

2.	For the purpose of rendering this opinion, we have examined:

(a)	the form of underwriting agreement (the “Underwriting Agreement”) filed as Exhibit 1.1 to the Registration Statement, to be entered into among (i) the Company; (ii) the Selling Shareholder and (iii) Morgan Stanley & Co. LLC and BofA Securities Inc. (as representatives of the several underwriters named in Schedule II to the draft Underwriting Agreement) (the “Underwriters”);

(b)	a copy of the Registration Statement on Form F-1;

(c)	a copy of the Constitution of the Company;

Allen & Gledhill LLP

One Marina Boulevard #28-00 Singapore 018989

Tel: +65 6890 7188 | Fax: +65 6327 3800

allenandgledhill.com

Allen & Gledhill LLP (UEN/Registration No. T07LL0925F) is registered in Singapore under the Limited Liability Partnerships Act (Chapter 163A) with limited liability. A list of the Partners and their professional qualifications may be inspected at the address specified above.

(d)	a copy of the Certificate of Incorporation of the Company issued by the Accounting and Corporate Regulatory Authority of Singapore (“ACRA”) on 19 May 2018;

(e)	a copy of the Certificate Confirming Incorporation of Company dated 22 February 2021 issued by the ACRA confirming that the Company is a public company limited by shares;

(f)	copies of the resolutions in writing of the board of directors of the Company dated 19 May 2018, 18 July 2019, 18 November 2020, 25 February 2021 and 22 March 2021 (the “Board Resolutions”);

(g)	copies of the resolutions in writing or, as the case may be, minutes of meeting of the shareholders of the Company dated 4 July 2019, 18 November 2020 and 22 March 2021 (together with the Board Resolutions, the “Resolutions”); and

(h)	such other documents as we have considered necessary or desirable in order that we may render this opinion.

3.	Save as expressly provided in paragraph 5 of this legal opinion, we express no opinion whatsoever with respect to any agreement or document described in paragraph 2 of this legal opinion.

4.	We have assumed:

(a)	the correctness of all facts stated in all documents submitted to us;

(b)	the genuineness of all signatures and seals on all documents and the completeness, and the conformity to original documents, of all copies submitted to us;

(c)	that copies of each of the Resolutions submitted to us for examination are true, complete and up-to-date copies and have not been modified, supplemented or superseded;

(d)	that the Resolutions have not been rescinded or modified and they remain in full force and effect and that no other resolution or other action has been taken which may affect the validity of the Resolutions;

(e)	(i) that the information disclosed by the electronic searches made on 8 March 2021 (the “ACRA Searches”) of the electronic records of the ACRA against the Company is true and complete, (ii) that such information has not since then been materially altered, and (iii) that the ACRA Searches did not fail to disclose any material information which has been delivered for filing but did not appear on the public file at the time of the ACRA Searches;

(f)	that where a document has been submitted to us in draft form, it will be executed in the form of that draft; and

(g)	the board of directors of the Company or, as the case may be, such person(s) as authorised by the board of directors of the Company shall, before the issue of the New Shares to be issued under the Underwriting Agreement, resolve to approve the allotment and issue of such number of New Shares to be sold to the Underwriters under the Underwriting Agreement at the offering price at which such New Shares will be offered.

5.	Based upon and subject to the foregoing, and subject to any matters not disclosed to us, we are of the opinion that:

(a)	the New Shares and the Company Option Shares to be issued under the final Underwriting Agreement will have been duly authorised by the Company for issuance and subscription thereof in accordance with the provisions of the final Underwriting Agreement and, when issued and delivered by the Company pursuant to the provisions of the final Underwriting Agreement against payment of the full consideration payable for such New Shares and the Company Option Shares, will be validly issued, fully paid and non-assessable; and

(b)	the Selling Shareholder Shares to be sold under the final Underwriting Agreement have been duly authorised by the Company and, assuming that such Shares were issued and when delivered by the Selling Shareholder pursuant to the provisions of the final Underwriting Agreement against payment of the full consideration payable for such shares, are validly issued, fully paid and non-assessable.

6.	For the purposes of this opinion, we have assumed that the term “non-assessable” in relation to the New Shares, the Selling Shareholder Shares and the Company Option Shares offered means under Singapore law that holders of such shares, having fully paid up all amounts due on such shares as to the issue price thereon, are under no further personal liability to contribute to the assets or liabilities of the Company in their capacities purely as holders of such shares.

7.	This opinion relates only to the laws of general application of the Republic of Singapore as published at the date hereof and as currently applied by the courts of the Republic of Singapore, and is given on the basis that it will be governed by and construed in accordance with the laws of the Republic of Singapore. We have made no investigation of, and do not express or imply any views on, the laws of any country other than the Republic of Singapore. In respect of the Registration Statement, we have assumed due compliance with all matters concerning the laws of all other jurisdictions other than the Republic of Singapore.

8.	We hold ourselves out as only having legal expertise and our statements in this letter are made only to the extent that a law firm practising Singapore law in the Republic of Singapore, having our role in connection with the Offering, would reasonably be expected to have become aware of relevant facts and/or to have identified the implications of those facts.

9.	Our opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the Offering or otherwise including, but without limitation, any other document signed in connection with the Offering. Subject to the foregoing, we consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder. Further, save for the use of this opinion as an exhibit to the Registration Statement, this opinion is not to be circulated to, or relied upon by, any other person (other than persons entitled to rely on it pursuant to applicable federal securities laws in the United States, if applicable) or quoted or referred to in any public document or filed with any governmental body or agency without our prior written consent.

10.	This opinion is given on the basis of the laws of the Republic of Singapore in force as at the date of this opinion and we undertake no responsibility to notify you of any change in the laws of the Republic of Singapore after the date of this opinion.

Yours faithfully
/s/ Allen & Gledhill LLP
Allen & Gledhill LLP

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